Exhibit 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D, and any amendments thereto, reporting each of the undersigned’s ownership of securities of Catalyst Biosciences, Inc. The undersigned hereby agree that such Schedule 13D (and any amendments thereto) filed by any or all of us, will be filed on behalf of each of us, and that this Agreement may be included as an exhibit to such filings. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Date:  July 24, 2019

22NW FUND, LP

By:	22NW Fund GP, LLC
Its:	General Partner

By:	/s/ Aron R. English
Name:	Aron R. English
Title:	Managing Member

22NW, LP

By:	22NW GP, Inc.
Its:	General Partner

By:	/s/ Aron R. English
Name:	Aron R. English
Title:	President

22NW FUND GP, LLC

By:	/s/ Aron R. English
Name:	Aron R. English
Title:	Managing Member

22NW GP, INC.

By:	/s/ Aron R. English
Name:	Aron R. English
Title:	President

ARON R. ENGLISH

/s/ Aron R. English